SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


               Filed pursuant to Section 12, 13, or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 27, 1996



            COOPER LABORATORIES, INC. STOCKHOLDERS' LIQUIDATING TRUST
               ------------------------------------------------
                 (Exact name of issuer as specified in charter)




          DELAWARE                       1-8597                   94-6622784
          --------                       ------                   ----------
(State or Other Jurisdiction           Commission              (I.R.S. Employer
    of Incorporation or                file number              Identification
       Organization)                                                Number)



              The First National Bank of Boston, Corporate Trust,
                      150 Royall Street, Canton, MA 02021
               ------------------------------------------------
                    (Address of principal executive offices)


                                 (617) 575-2075
               --------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 5.   Other Events.

          The remaining assets (the "Trust Estate") of the Cooper Laboratories, Inc. Stockholders' Liquidating Trust, a Delaware liquidating trust (the
"Trust") in 1992 have been reduced to cash, and a distribution has been paid to creditors in satisfaction of substantially all claims of creditors allowed against the Trust Estate. In January 1996, Michael B. Joseph, Esquire, the bankruptcy trustee (the "Bankruptcy Trustee"), filed a Final Report and Account of the Administration of the Estate (the "Final Report") with the Bankruptcy Court. Among other things, the Final Report provides for the distribution of the remaining funds in the Trust Estate to creditors and the abandonment of all remaining unliquidated property of the Trust Estate. In March 1996, a hearing was held by the Bankruptcy Court at which the Court entered a final decree approving final distribution of the remaining funds. In July 1996, the Bankruptcy Trustee filed a supplemental final report indicating that all funds had been distributed and that the bankruptcy case could be closed. The Trust is being dissolved on the date of this Form 8-K.

          As previously projected and reported by the Trust, after the allowable claims of creditors were paid as described above, there were no remaining assets in the Trust Estate available for distribution to the beneficiaries of the Trust. Accordingly, beneficiaries of the Trust will not receive any distribution from the Trust.


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


                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       COOPER LABORATORIES, INC. STOCKHOLDERS'
                                       LIQUIDATING TRUST



Date: September 27, 1996               By:  /s/ Michael B. Joseph
                                          -----------------------
                                          Michael B. Joseph, Esquire,
                                          Bankruptcy Trustee



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